Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153052 on Form S-3 of our reports dated March 11, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of CenterPoint Energy Resources Corp. and subsidiaries appearing in this Annual Report on Form 10-K of CenterPoint Energy Resources Corp. for the year ended December 31, 2008.

DELOITTE & TOUCHE LLP

Houston, Texas
March 11, 2009